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                                                                    Exhibit 10.4

                         NORTHWEST BIOTHERAPEUTICS, INC.
                              AMENDED AND RESTATED
                            INVESTOR RIGHTS AGREEMENT

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                         NORTHWEST BIOTHERAPEUTICS, INC.

                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

     THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the "Agreement") is entered into as of the 17th day of April, 2006, by and between NORTHWEST BIOTHERAPEUTICS, INC., a Delaware corporation (the "Company") and TOUCAN CAPITAL FUND II, L.P. (the "Investor").

                                    RECITALS

     WHEREAS, the Investor purchased shares of the Company's Series A Preferred Stock (the "Series A Stock") pursuant to that certain Securities Purchase Agreement (the "Purchase Agreement") dated as of January 26, 2005 and the Investor is acquiring shares of the Company's Series A-1 Preferred Stock (the "Series A-1 Stock" and together with Series A Stock, the "Preferred Stock") pursuant to that certain Note Conversion Agreement (the "Conversion Agreement") dated of even date herewith;

     WHEREAS, pursuant to the Purchase Agreement the Company and the Investor entered into that certain Investor Rights Agreement (the "ORIGINAL AGREEMENT");

     WHEREAS, the Conversion Agreement is conditioned upon the execution and delivery of this Agreement; and

     WHEREAS, in connection with the consummation of the Conversion Agreement, the parties desire to enter into this Agreement in order to amend and restate the Original Agreement and to provide Investor with the registration and other rights as set forth below.

     NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. GENERAL.

     1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

          (A) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          (B) "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (C) "HOLDER" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.11 hereof.

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          (D) "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

          (E) "REGISTRABLE SECURITIES" means (a) Common Stock of the Company issuable or issued upon conversion of the Shares and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144, (ii) sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned or
(iii) held by a Holder (together with its affiliates) if, as reflected on the Company's list of stockholders, such Holder (together with its affiliates) holds less than 1% of the Company's outstanding Common Stock (treating all shares of Preferred Stock on an as converted basis), the Company has completed its Initial Offering and all shares of Common Stock of the Company issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its affiliates) may be sold pursuant to Rule 144 during any ninety (90) day period.

          (F) "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares of the Company's Common Stock that are Registrable Securities and either
(a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

          (G) "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.4 and 2.6 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed one hundred thousand dollars ($100,000) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          (H) "SEC" or "COMMISSION" means the Securities and Exchange
Commission.

          (I) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          (J) "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

          (K) "SHARES" shall mean the Company's Series A Stock issued pursuant to the Purchase Agreement and Series A-1 Stock issued pursuant to the Conversion Agreement held from time to time by the Investor and its permitted assigns and the Capital Stock issuable upon exercise of the Warrants.

          (L) "SPECIAL REGISTRATION STATEMENT" shall mean (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the

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                                                                    EXHIBIT 10.4


issuance or resale of securities issued in such a transaction or (iii) a registration related to stock issued upon conversion of debt securities.

          (M) "WARRANTS" shall mean those certain warrants to purchase capital stock held by the Investor dated April 26, 2004, June 11, 2004, July 30, 2004, October 22, 2004, November 10, 2004, December 27, 2004, January 26, 2005, April 12, 2005, May 13, 2005, June 16, 2005, July 26, 2005 and September 7, 2005.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

     2.1 RESTRICTIONS ON TRANSFER.

          (A) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

               (I) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (II) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. The Company will not require any transferee pursuant to Rule 144 to be bound by the terms of this Agreement if the shares so transferred do not remain Registrable Securities hereunder following such transfer.

          (B) Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Holder that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to an affiliate, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, (D) an individual transferring to the Holder's family member or trust for the benefit of an individual Holder; (E) any other party permitted under applicable federal and state securities laws, provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

          (C) Each certificate representing Shares or Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED

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          UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL
          SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

          THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

          (D) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Company has completed its Initial Offering and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend, provided that the second legend listed above shall be removed only at such time as the Holder of such certificate is no longer subject to any restrictions hereunder.

          (E) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

     2.2 DEMAND REGISTRATION.

          (A) If, at any time after the initial purchase of the Preferred Stock, holders of at least 20% of the Registrable Securities issued or issuable upon conversion of the Preferred Stock (the "INITIATING HOLDERS") request that the Company file a registration statement on Form SB-2 or Form S-1 (the "REGISTRATION STATEMENT") covering at least 10% of the Registrable Securities issued or issuable upon conversion of the Preferred Stock (or any lesser percentage if the anticipated aggregate offering price would exceed $2,000,000), the Company shall cause the Registrable Securities attributable to the Preferred Stock to be registered.

          (B) If the Investor intends to distribute the Registrable Securities covered by their request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities held by all

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Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section
2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

          (C) The Company shall not be required to effect a registration pursuant to this Section 2.2:

               (I) if the Company has effected two (2) registrations pursuant to this Section 2.2 in the preceding twelve (12) months, and such registrations have been declared or ordered effective;

               (IV) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below and the Company undertakes promptly to file such Form S-3; or

     2.3 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such

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Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          (A) UNDERWRITING. If the registration statement of which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to include Registrable Securities in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter reasonably determines, in good faith, that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis; provided, however, that no such reduction shall reduce the amount of securities of the selling Holders included in the registration below thirty percent (30%) of the total amount of securities included in such registration in accordance with the immediately preceding clause. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and stockholders of such Holder, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.


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     2.4 FORM S-3 REGISTRATION. In case the Company shall receive from any
Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (A) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

          (B) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

               (I) if Form S-3 is not available for such offering by the Holders, or

               (II) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than one million dollars ($1,000,000), or

          (C) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as

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soon as practicable after receipt of the requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2.

     2.5 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2, 2.3 or 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.3, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to deem such registration to have been effected as of the date of such withdrawal for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c) to undertake any subsequent registration, in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then such registration shall not be deemed to have been effected for purposes of determining whether the Company shall be obligated pursuant to Section 2.2 to undertake any subsequent registration.

     2.6 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (A) prepare and file within sixty (60) days of the receipt of a request for registration of Registrable Securities with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective within one hundred twenty (120) days of such request, and keep such registration statement effective until the Holder or Holders have completed the distribution related thereto;

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          (B) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.

          (C) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (D) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (E) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (F) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (G) Use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as

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of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

     2.7 DELAY OF REGISTRATION; FURNISHING INFORMATION.

          (A) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          (B) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

          (C) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

     2.8 LIQUIDATED DAMAGES. In the event that the Company shall fail to cause the Registration Statement to be timely filed, timely declared effective, as provided herein) as provided herein, the Company shall pay as liquidated damages the amount of 1% per month of the aggregate purchase price for the securities to be sold pursuant to the Registration Statement (or such lesser amount that is the maximum permitted under applicable rules and regulations of the U.S. Small Business Administration ("SBA")) provided, however, that in no event shall the aggregate liquidated damages exceed ten percent (10%) of the aggregate purchase price of the Registrable Securities proposed to be included in the Registration Statement.

     2.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

          (A) To the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

          (B) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) other than consequential losses of any kind, to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act (collectively, a "HOLDER VIOLATION"), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the net proceeds from the offering received by such Holder.

          (C) Promptly after receipt by an indemnified party under this Section
2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9 to the extent, and only to the extent, prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

          (D) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

          (E) The obligations of the Company and Holders under this Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and, with respect to liability arising from an offering to which this Section 2.9 would apply that is covered by a registration filed before termination of this Agreement, such termination. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          (F) Notwithstanding any of the foregoing provisions of this Section 2.9, no party shall be entitled to indemnification against any consequential damages.

     2.10 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities (for so long as such shares remain Registrable Securities) that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, or stockholder of a Holder that is a corporation, partnership or limited liability company, (b) is a Holder's family member or trust for the benefit of an individual Holder, (c) acquires at least one million (1,000,000) shares of Registrable Securities (as adjusted for stock splits and combinations); (d) is an entity affiliated by common control (or other related entity) with such Holder or (e) is any other permitted assignee or transferee under applicable federal and state securities laws, provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

     2.11 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. Other than as provided in Section 5.10, after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder rights to demand the registration of shares of the Company's capital stock, or to include such shares in a registration statement that would reduce the number of shares includable by the Holders.

     2.12 AGREEMENT TO FURNISH INFORMATION. If requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 2.12 shall not apply to a Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said day period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by this
Section 2.12. The underwriters of the Company's stock are intended third party beneficiaries of this Section 2.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

     2.13 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

          (A) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

          (B) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

          (C) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the Commission; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3. COVENANTS OF THE COMPANY.

     3.1 RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

     3.2 DIRECTOR AND OFFICER INSURANCE. The Company will use its best efforts to obtain and maintain in full force and effect director and officer liability insurance in the amount of Ten Million Dollars ($10,000,000).

     3.3 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement substantially in a form approved by the Company's counsel or Board of Directors.

     3.4 APPROVAL. The Company shall not without the approval of a majority of the Board of Directors, with all non-interested Directors voting and the approval at least one of the Directors designated by holders of the Preferred Stock (if any are in office), authorize or enter into any transactions with any director or officer, or any member of such director's or officer's immediate family.

     3.5 QUALIFIED SMALL BUSINESS. The Company will use best efforts to comply with the reporting and recordkeeping requirements of Section 1202 of the Internal Revenue Code of 1986, as amended (the "Code"), any regulations promulgated thereunder and any similar state laws and regulations and agrees not to repurchase any stock of the Company if such repurchase would cause the Shares not to so qualify as "Qualified Small Business Stock," so long as the Company's Board of Directors determines that it is in the best interests of and not unduly burden some to the Company to comply with the provisions of Section 1202 of the Code.

     3.6 TERMINATION OF COVENANTS. All covenants of the Company contained in
Section 3 of this Agreement other than the provision of Section 3.2 shall expire and terminate as to each Investor upon an "ACQUISITION" as defined in the Company's Certificate of Incorporation as in effect as of the date hereof.

     3.7 CERTAIN COVENANTS RELATING TO SBA MATTERS.

          (A) USE OF PROCEEDS. The Company has used, and shall continue to use, the proceeds from the sale of the Preferred Stock (the "Proceeds") for its growth, modernization or expansion. The Company shall provide each Investor which is a licensed Small Business

Investment Company (an "SBIC INVESTOR") and the SBA reasonable access to the Company's books and records for the purpose of confirming the use of Proceeds.

          (B) BUSINESS ACTIVITY. For so long as any SBIC Inventor holds any securities of the Company, the Company shall not change the nature of its business activity if such change would render the Company ineligible as provided in 13 C.F.R. Section 107.720.

          (C) COMPLIANCE. So long as any SBIC Investor holds any securities of the Company, the Company will at all times comply with the non-discrimination requirements of 13 C.F.R. Parts 112, 113 and 117.

          (D) INFORMATION FOR SBIC INVESTOR. Within forty five (45) days after the end of each fiscal year and at such other times as an SBIC Investor may reasonably request, the Company shall deliver to such SBIC Investor a written assessment, in form and substance reasonably satisfactory to such SBIC Investor, of the economic impact of such SBIC Investor's financing specifying the full-time equivalent jobs created or retained in connection with such investment, and the impact of the financing on the Company's business in terms of profits and on taxes paid by the Company and its employees. Upon request, the Company agrees to promptly provide each SBIC Investor with sufficient information to permit such Investor to comply with their obligations under the Small Business Investment Act of 1958, as amended, and the regulations promulgated thereunder and related thereto; provided, however, each SBIC Investor agrees that it will protect any information which the Company labels as confidential to the extent permitted by law. Any submission of any financial information under this Section shall include a certificate of the Company's president, chief executive officer, treasurer or chief financial officer.

          (E) NUMBER OF HOLDERS OF VOTING SECURITIES. So long as any SBIC Investor holds any securities purchased pursuant to the Purchase Agreement or issued by the Company with respect thereto, the Company shall notify each SBIC Investor (i) at least fifteen (15) days prior to taking any action after which the number of record holders of the Company's voting securities would be increased from fewer than fifty (50) to fifty (50) or more, and (ii) of any other action or occurrence after which the number of record holders of the Company's voting securities was increased (or would increase) from fewer than fifty (50) to fifty (50) or more, as soon as practicable after the Company becomes aware that such other action or occurrence has occurred or is proposed to occur.

SECTION 4. RIGHTS OF FIRST REFUSAL.

     4.1 SUBSEQUENT OFFERINGS. Subject to applicable securities laws, the Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.7 hereof. The Investor's pro rata share is equal to the ratio of (a) the number of shares of the Company's Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Shares or upon the exercise of outstanding warrants or options) of which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "EQUITY SECURITIES" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security directly or indirectly convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right directly or indirectly to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

     4.2 PRE-EMPTIVE RIGHTS. If the Company proposes to issue any Equity Securities, it shall give the Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. The Investor shall have 45 days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to the Investor if the Investor would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale and there is no other way to avoid such violation.

     4.3 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If the Investor does not elect to purchase its pro rata share of the Equity Securities, then the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Investor's rights were not exercised, at a price not lower and upon general terms and conditions not materially more favorable to the purchasers thereof than specified in the Company's notice to the Investor pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Investor in the manner provided above.

     4.4 TERMINATION AND WAIVER OF PRE-EMPTIVE RIGHTS AND RIGHTS OF FIRST REFUSAL. The pre-emptive rights and rights of first refusal established by this
Section 4 shall not apply to, and shall terminate upon an Acquisition. Notwithstanding Section 5.5 hereof, the rights of first refusal established by this Section 4 may be amended, or any provision waived with and only with the written consent of the Company and the Investor.

     4.5 ASSIGNMENT OF PRE-EMPTIVE RIGHTS AND RIGHTS OF FIRST REFUSAL. The pre-emptive rights and rights of first refusal of each Investor under this
Section 4 may be assigned in whole or in part, at any time or times, to any party permitted under applicable federal and state securities laws.

     4.6 EXCLUDED SECURITIES. The rights of first refusal established by this
Section 4 shall have no application to any of the following Equity Securities:

          (A) Shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the date hereof) issued or to be issued after the date hereof to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to customary employee incentive stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

          (B) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board of Directors;

          (C) any Equity Securities issued in connection with any stock split, stock dividend or recapitalization by the Company;

          (D) any Equity Securities issued in connection with strategic transactions involving the Company and other entities, including, without limitation (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided that the issuance of shares therein has been approved by the Company's Board of Directors and provided further that such transaction is not substantially for financing purposes.

SECTION 5. MISCELLANEOUS.

     5.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of DELAWARE in all respects as such laws are applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to conflicts of laws or principles thereof. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of Wilmington, Delaware.

     5.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

     5.3 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

     5.4 SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     5.5 AMENDMENT AND WAIVER.

          (A) Except as otherwise expressly provided, this Agreement may be amended or modified, and the obligations of the Company and the rights of the Holders under this Agreement may be waived, only upon the written consent of the Company and the holders of at least a majority of the then-outstanding Registrable Securities.

          (B) For the purposes of determining the number of Holders entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

     5.6 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party's part of any breach, default or noncompliance under the Agreement or any waiver on such party's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

     5.7 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address or electronic mail address as such party may designate by ten (10) days advance written notice to the other parties hereto.

     5.8 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     5.9 ADDITIONAL INVESTORS. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Preferred Stock pursuant to the Purchase Agreement or the Conversion Agreement, any purchaser of such shares of Preferred Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an "INVESTOR," a "Holder" and a party hereunder. Notwithstanding anything to the contrary contained herein, if the Company shall issue Equity Securities in accordance with Section 4.7 (c) or (e) of this Agreement, any purchaser of such Equity Securities may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an "INVESTOR," a "HOLDER" and a party hereunder.

     5.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     5.11 AGGREGATION OF STOCK. All shares of Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

     5.12 PRONOUNS. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

     5.13 TERMINATION. This Agreement shall terminate and be of no further force or effect upon an Acquisition.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                                INVESTOR:

NORTHWEST BIOTHERAPEUTICS, INC.         TOUCAN CAPITAL FUND II, L.P.

18701 120th Avenue, NE                  7600 Wisconsin Avenue
Suite 101                               Suite 700
Bothell, WA 98011                       Bethesda, MD 20814


By:                                     By:
    ---------------------------------       ------------------------------------
                                        Title:
                                               ---------------------------------

                  [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]